Exhibit 10.8

Execution Version

ASSIGNMENT, ASSUMPTION AND AMENDMENT NO. 5

TO CREDIT AGREEMENT AND GUARANTY

REFERENCE IS MADE to that certain Credit Agreement and Guaranty, dated as of June 23, 2017 (as amended by Amendment No. 1 to Credit Agreement and Guaranty, dated as of October 3, 2018, Amendment No. 2 to Credit Agreement and Guaranty, dated as of October 7, 2019, Amendment No. 3 to Credit Agreement and Guaranty, dated as of May 15, 2020, and Amendment No. 4 to Credit Agreement and Guaranty, dated as of October 13, 2020) (as so amended or otherwise modified, the “Original Credit Agreement”), by and among Sonendo, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party thereto, the Lenders party hereto (collectively, and together with any of their respective transferees, successors or assigns since the original execution and delivery of the Original Credit Agreement, the “Original Lender”), and Perceptive Credit Holdings, LP, a Delaware limited partnership, as the collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Original Collateral Agent”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Original Credit Agreement.

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT NO. 5 TO CREDIT AGREEMENT AND GUARANTY, dated as of August 23, 2021 (this “Agreement”), is made by and among the Borrower, the Subsidiary Guarantors, the Original Lender, the Original Collateral Agent, Perceptive Credit Holdings III, LP, a Delaware limited partnership (the “New Lender”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership (in such capacity, together with its successors and assigns, the “New Collateral Agent”).

RECITALS

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and the New Credit Agreement (defined below), the Borrower, the Subsidiary Guarantors, the Original Lender and the Original Collateral Agent wish to facilitate the transfer and assignment of all rights, title and interests of the Original Lender and the Original Collateral Agent, other than the Excluded Interests (defined below), to the New Lender and the New Collateral Agent, respectively and as applicable;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and the New Credit Agreement, the New Lender and the New Collateral Agent agree to accept and assume, as applicable, all such rights, title and interests of the Original Lender and the Original Collateral Agent; and

WHEREAS, as a condition precedent to the assignment and assumption referenced above, the Original Credit Agreement and, to the extent necessary, certain related Loan Documents, shall be amended in part or amended and restated in full to read as set forth on Exhibit A hereto (the Original Credit Agreement, as so amended and restated in full, is herein referred to as the “New Credit Agreement”, and the Loan Documents (as shall be defined in the New Credit Agreement, are herein referred to as the “New Loan Documents”).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. ASSIGNMENTS, ASSUMPTIONS, ACKNOWLEDGMENT AND CONSENTS

A. Assignment and Assumption of Original Lender Rights, Title and Interests, etc.

(i) As of, and subject to the occurrence of, the Effective Date, in consideration of the payment of the Transfer Payment (defined below) by the New Lender to the Original Lender and for other good and sufficient consideration the payment and receipt of which are hereby acknowledged, the Original Lender hereby irrevocably transfers and assigns to the New Lender, and the New Lender hereby irrevocably accepts and assumes from the Original Lender, all of the following, exclusive of the Excluded Interests (collectively, the “Assigned Loan Interest”): (a) all rights, title, interests and obligations of the Original Lender owned or held by it (other than the Excluded Interests) in its capacity as a Lender and Secured Party under and pursuant to the Original Credit Agreement and, except for any Warrants or Warrant Agreements executed and delivered pursuant to the Original Credit Agreement prior to the Effective Date, the other Loan Documents (such non-excluded Loan Documents being herein referred to as the “Original Loan Documents”) and (b) exclusive of any claims, suits, causes of action or other rights in respect of the Excluded Interests, all other claims, suits, causes of action and any other right of the Original Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Original Credit Agreement, any Original Loan Document or any transaction, event or occurrence related to or arising in connection with any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations transferred and assigned pursuant to clause (a) above. Such transfer and assignment is expressly made without recourse to the Original Lender and, except as expressly provided in this Agreement, without representation or warranty by the Original Lender or Original Collateral Agent. For purposes of this Agreement, “Excluded Interests” means all rights, title and interests of the Original Lender and any other holder of Warrants or Warrant Agreements (each as defined in the Original Credit Agreement) issued by the Borrower pursuant to the Original Credit Agreement at any time immediately prior to the Effective Date, including all Warrant Obligations (as defined in the Original Credit Agreement) resulting therefrom. Any term or provision hereof to the contrary notwithstanding, the Excluded Interests are expressly excluded from all transfers, assignments, acceptances and assumptions contemplated pursuant to this Agreement.

(ii) The Original Lender (a) represents and warrants that (x) it is the legal and beneficial owner of the Assigned Loan Interest, (y) the Assigned Loan Interest is free and clear of any lien, encumbrance or other adverse claim, and (z) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated by this Section 1(A); and (b) assumes no responsibility with respect to (w) any statements, warranties or representations made in or in connection with the Original Credit Agreement or any other Original Loan Document, (x) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Original Loan Document or any collateral thereunder or related thereto, (y) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (z) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Original Loan Document.

(iii) The New Lender (a) represents and warrants that (x) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated by this Section 1(A) and to become a “Lender” under the New Credit Agreement, (y) from and after the Effective Date, it shall be bound by the provisions of the New Credit Agreement as a “Lender” thereunder and shall have the obligations of a “Lender” thereunder, and (z) it is sophisticated with respect to decisions in respect of acquiring, holding and analyzing assets of the type represented by the Assigned Loan Interest, and it has made its own credit analysis and decision to enter into this Agreement and to accept and assume the transfer and assignment to it of the Assigned Loan Interest, and (b) agrees that (x) it will, independently and without reliance on the Original Lender, and based on such documents and information as it shall deem appropriate from time to time, continue to make its own credit decisions in taking or not taking action under the New Loan Documents, and (y) it will perform in accordance with their terms all of the obligations which by the terms of the New Loan Documents are required to be performed by it as a “Lender”, “Secured Party” or equivalent thereunder.

B. Assignment and Assumption of Original Collateral Agent Rights, Title and Interests, etc.

(i) As of, and subject to the occurrence of, the Effective Date, for good and sufficient consideration the payment and receipt of which are hereby acknowledged, the Original Collateral Agent hereby irrevocably transfers and assigns to the New Collateral Agent, and the New Collateral Agent hereby irrevocably accepts and assumes from the Original Collateral Agent, (a) all of the Original Collateral Agent’s rights, title, interests and obligations in its capacity as the Collateral Agent and Secured Party under and pursuant to the Original Credit Agreement and the other Original Loan Documents, and (b) all claims, suits, causes of action and any other right of the Original Collateral Agent (in its capacity as the Collateral Agent) against any Person, whether known or unknown, arising under or in connection with the Original Credit Agreement, any Original Loan Document or any transaction, event or occurrence related to or arising in connection with any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations transferred and assigned pursuant to clause (a) above (the rights and obligations transferred and assigned by the Original Collateral Agent to the New Collateral Agent pursuant to this clause (i) being collectively referred to herein as the “Assigned Collateral Agent Interest”; and, together with the Assigned Loan Interest, the “Assigned Interests”). Such transfer and assignment is expressly made without recourse to the Original Collateral Agent and, except as expressly provided in this Agreement, without representation or warranty by the Original Lender or Original Collateral Agent.

(ii) The Original Collateral Agent (a) represents and warrants that (x) it is the legal and beneficial owner of the Assigned Collateral Agent Interest, (y) the Assigned Collateral Agent Interest is free and clear of any lien, encumbrance or other adverse claim, and (z) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated by this Section 1(B); and (b) assumes no responsibility with respect to (w) any statements, warranties or representations made in or in connection with the Original Credit Agreement or any other Original Loan Document, (x) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Original

Loan Document or any collateral thereunder or related thereto, (y) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (z) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Original Loan Document.

(iii) The New Collateral Agent (a) represents and warrants that (x) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated by this Section 1(B) and to become the “Collateral Agent” under the New Credit Agreement, (y) from and after the Effective Date, it shall be bound by the provisions of the New Credit Agreement and the other New Loan Documents as the “Collateral Agent” (or equivalent) thereunder, and (z) it is sophisticated with respect to performance of the duties and obligations associated with its role as the New Collateral Agent, and (b) agrees that it will, independently and without reliance on the Original Collateral Agent, and based on such documents and information as it shall deem appropriate from time to time, perform its duties and obligations required to be performed by it as the “Collateral Agent” (or equivalent) under and pursuant to the New Credit Agreement and the other New Loan Documents.

C. Consents, Acknowledgements and Agreements of the Obligors, etc.

(i) The Borrower and each Subsidiary Guarantor hereby jointly and severally acknowledge, consent and agree to the transfers, assignments, acceptances, assumptions and other transactions contemplated by Section 1(A) and Section 1(B) above, and the retention of the Excluded Interests by the Original Lender and any other holders or beneficiaries thereof.

(ii) The Borrower and each Subsidiary Guarantor hereby jointly and severally acknowledge, consent and agree that, notwithstanding any term or provision hereof, the Original Credit Agreement, the New Credit Agreement, any Original Loan Document, any New Loan Document or any other document, agreement or instrument delivered in connection therewith, and subject to the transfers, assignments, acceptances and assumptions contemplated in this Section 1, the Obligations of the Obligors under and pursuant to the Original Credit Agreement and each Original Loan Document to which any such Obligor is a party (whether in respect of principal, interest, fees or other amounts) shall not be impaired, extinguished, novated, waived, canceled or otherwise satisfied, in whole or in part as a result of the transactions contemplated hereby, except to the extent expressly provided in the New Credit Agreement or other New Loan Documents, and each such other Original Loan Document to which such Obligor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. It is the agreement and intention of the parties hereto that all such Obligations of the Obligors shall remain in full force and effect, except that, upon the occurrence of the Effective Date, the terms, conditions, rights and remedies with respect to such Obligations of such Obligors shall be governed by the New Credit Agreement and the New Loan Documents as in effect on and after the Effective Date.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

A. In order to induce the Original Lender, the Original Collateral Agent, the New Lender and the New Collateral Agent to enter into this Agreement, the Obligors represent and warrant, jointly and severally, to the Original Lender, the Original Collateral Agent, the New Lender and the New Collateral Agent that the following statements are true and correct:

(i) Each Obligor has full power, authority and legal right to enter into this Agreement and perform its obligations under this Agreement.

(ii) The transactions contemplated by this Agreement are within each Obligor’s corporate powers and have been duly authorized by all necessary corporate or other organizational action and, if required, by all necessary holders of the Equity Interests of such Obligor.

(iii) This Agreement has been duly executed and delivered by each Obligor and constitutes the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iv) The transactions contemplated by this Agreement (1) do not require any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any Person, except for such as have been obtained or made and are in full force and effect, (2) will not violate (x) any Law or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (y) the Organic Documents of any Obligor or its Subsidiaries, (3) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Obligor or its Subsidiaries or assets in any material respect, or give rise to a right thereunder to require any payment to be made by any such Person, and (4) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Obligor or its Subsidiaries.

SECTION 3. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective only upon the satisfaction of each of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the “Effective Date”):

A. The Obligors, the Original Collateral Agent, the New Collateral Agent, the Original Lender and the New Lender shall have each indicated their consent and agreement to this Agreement by the execution of the signature pages hereto and the delivery thereof to the New Collateral Agent.

B. The Borrower, each Subsidiary Guarantor (as defined in the New Credit Agreement), the New Lender and the New Collateral Agent shall have executed and delivered the New Credit Agreement and shall have executed and delivered, as applicable, (i) each other applicable New Loan Document or (ii) amendments or other appropriate modifications the Original Loan Documents.

C. The New Lender shall have paid to the Original Lender, by wire transfer of immediately available funds to an account designated by the Original Lender, an amount equal to $30,215,625.00 representing the aggregate amount of outstanding principal, accrued and unpaid interest and all other amounts due and payable to the Original Lender pursuant to the Original Credit Agreement as of the Effective Date (other than the reasonable fees and expenses of legal counsel to the Original Lender for which the Borrower is responsible pursuant to Section 14.03 of the Original Credit Agreement, which will be payable by the Borrower pursuant to the New Credit Agreement).

D. All conditions to effectiveness set forth in Section 6.01 of the New Credit Agreement shall have been satisfied.

E. All reasonable and documented out of pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) for which the Borrower is responsible pursuant to either Section 14.03 of the Original Credit Agreement or Section 14.03 of the New Credit Agreement, as the case may be, and that are due and payable, shall have been paid.

SECTION 4. MISCELLANEOUS

A. Effect of This Agreement.

(i) Except as expressly provided herein or in the New Credit Agreement, the execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of the Original Credit Agreement or any other Original Loan Document, or operate as a waiver of any right, power or remedy of the Original Lender or the Original Collateral Agent under any Original Loan Document or applicable Law.

(ii) This Agreement shall constitute a Loan Document (as defined in the New Credit Agreement).

B. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

C. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law, the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

D. Integration. This Agreement, together with the other New Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

E. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

F. Waiver and Release. To induce the Original Lender, the Original Collateral Agent, the New Lender and the New Collateral Agent to agree to the terms of this Agreement, the Borrower, the Subsidiary Guarantors and their respective Affiliates (collectively, the “Releasing Parties”) represent and warrant that, as of the date hereof, there are no claims or offsets against, or rights of recoupment with respect to, or disputes of, or defenses or counterclaims to, their obligations under the Original Loan Documents, and in accordance therewith they: (i) waive any and all such claims, offsets, rights of recoupment, disputes, defenses and counterclaims, whether known or unknown, arising prior to the date hereof; (ii) forever release, relieve, and discharge the Original Lender and the Original Collateral Agent and each of their respective officers, directors, shareholders, members, partners, predecessors, successors, assigns, attorneys, accountants, agents, employees and representatives (collectively, the “Released Parties”), and each of them, from any and all claims, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements and damages, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, liquidated or unliquidated, matured or unmatured, whether at law or in equity, which the Releasing Parties ever had, now have, or may, shall or can hereafter have, directly or indirectly arising out of or in any way based upon, connected with, or related to matters, things, acts, conduct and/or omissions at any time to and including the date hereof, including without limitation any and all claims against the Released Parties arising under or related to any of the Original Loan Documents or any of the transactions contemplated thereby; (iii) covenant and agree not to bring any claim, action, suit or proceeding against the Released Parties, directly or indirectly, regarding or related in any manner to the matters released hereby; and (iv) represent and warrant to the Released Parties that they have not heretofore assigned or transferred, or purported to assign or transfer, to any Person or entity any claims or other matters herein released. In connection with the release contained in this Section 4(F), the Releasing Parties acknowledge that they are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they know or believe to be true, with respect to the matters released herein. Nevertheless, it is the intention of the Releasing Parties, through this Agreement and with advice of counsel, fully, finally and forever to release all such matters, and all claims related thereto, which do now exist, or heretofore have existed. In furtherance of such intention, the releases herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery or existence of any such additional or different claims or facts related thereto.

G. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this Agreement, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

SONENDO, INC.

By	/s/ Bjarne Bergheim
Name: Bjarne Bergheim
Title: President and Chief Executive Officer

SUBSIDIARY GUARANTORS:

PIPSTEK, LLC

By	/s/ Bjarne Bergheim
Name: Bjarne Bergheim
Title: President and Chief Executive Officer

TDO SOFTWARE, INC.

By	/s/ Bjarne Bergheim
Name: Bjarne Bergheim
Title: President and Chief Executive Officer

[Signature Page – Assignment, Assumption and Amendment No. 5]

PERCEPTIVE CREDIT HOLDINGS, LP, as the Original Lender and the Original Collateral Agent:

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By:	/s/ Sandeep Dixit
	Name:	Sandeep Dixit
	Title:	Chief Credit Officer

By:	/s/ Sam Chawla
	Name:	Sam Chawla
	Title:	Portfolio Manager

PERCEPTIVE CREDIT HOLDINGS III, LP, as the New Lender and the New Collateral Agent:

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By:	/s/ Sandeep Dixit
	Name:	Sandeep Dixit
	Title:	Chief Credit Officer

By:	/s/ Sam Chawla
	Name:	Sam Chawla
	Title:	Portfolio Manager

[Signature Page – Assignment, Assumption and Amendment No. 5]